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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          NET2000 COMMUNICATIONS, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                                  51-0384995
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(State of incorporation or organization)                   (I.R.S. Employer
                                                           Identification No.)

         2180 Fox Mill Road, Herndon, Virginia                       20171
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(Address of principal executive offices)                            (Zip Code)

  If this form relates to the registration of a          If this form relates to the registration of a
  class of securities pursuant to Section 12(b) of       class of securities pursuant to Section 12(g) of
  the Exchange Act and is effective pursuant to          the Exchange Act and is effective pursuant to
  General Instruction A.(c), check the following         General Instruction A.(d), check the following
  box. [ ]                                               box. [X]


Securities Act registration statement file number to which
this form relates:         333-91987
                         -----------
Securities to be registered pursuant to Section 12[(b)] of the Act:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered

              None                                         None
     --------------------                     ---------------------------------

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 Par Value
               --------------------------------------------------
                                (Title of class)

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ITEM 1:  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock of the Registrant, par value $.01 per share, registered hereby is incorporated by reference to the description of the Registrant's Capital Stock set forth under the heading "Description of Our Capital Stock" in the Registrant's Amendment No. 1 to the Company's
Registration Statement on Form S-1 (SEC File No. 333-91987) ("Amendment No. 1"), as filed with the Securities and Exchange Commission on January 13, 2000, any amendments to such Amendment No. 1 filed subsequently thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2:  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:


EXHIBIT NO.               DESCRIPTION
-----------               ------------
3.1*         Restated Certificate of Incorporation dated of Net2000
             dated November 4, 1998

3.1.1*       Certificate of Amendment to Restated Certificate of
             Incorporation of Net2000 dated December 2, 1999

3.1.2*       Form of Amended and Restated Certificate of
             Incorporation of Net2000 (to be effectively immediately after the closing of this offering)

3.1.3*       Bylaws of Net2000

3.1.4* Form of Amended and Restated Bylaws of Net2000 (to be effective immediately after the closing of this offering)

4.1*         Specimen stock certificate for shares of common stock of Net2000

10.1* Second Amended and Restated Investor Rights Agreement dated November 4, 1998, by and among Net2000 and certain stockholders named therein


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       *    Incorporated by reference to Registrant's Registration Statement on
            Form S-1 (SEC File No. 333-91987).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    NET2000 COMMUNICATIONS, INC.

Date: February 15, 2000             By:   /s/ Clayton A. Thomas, Jr.
                                          --------------------------
                                          Clayton A. Thomas, Jr.
                                          Chairman and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit No.          Description


    EXHIBIT NO.           DESCRIPTION
    ----------            -----------
        3.1* Restated Certificate of Incorporation dated of Net2000 dated November 4, 1998

        3.1.1* Certificate of Amendment to Restated Certificate of Incorporation of Net2000 dated December 2, 1999

        3.1.2*        Form of Amended and Restated Certificate of
                      Incorporation of Net2000 (to be effectively immediately after the closing of this offering)

        3.1.3*        Bylaws of Net2000

        3.1.4* Form of Amended and Restated Bylaws of Net2000 (to be effective immediately after the closing of this offering)

        4.1* Specimen stock certificate for shares of common stock of Net2000

       10.1* Second Amended and Restated Investor Rights Agreement dated November 4, 1998, by and among Net2000 and certain stockholders named therein

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       *    Incorporated by reference to Registrant's Registration Statement on
             Form S-1 (SEC File No. 333-91987).